UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

ZEROFOX HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39722	98-1557361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1834 S. Charles Street Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 936-9369

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ZFOX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZFOXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 14, 2023, ZeroFox Holdings, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, LGCS Acquisition Holdco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), LGCS Holdco, Inc., a Delaware corporation (“LGCS Holdco”), LGCS Merger Sub, Inc., a Delaware corporation (“LGCS Merger Sub”), Lookingglass Cyber Solutions, Inc., a Delaware corporation (“LGCS”), and Glenn Rieger, solely in his capacity as stockholders’ representative.

Pursuant to the Merger Agreement, among other things, (i) LGCS Merger Sub will be merged with and into LGCS, with LGCS surviving and becoming a wholly-owned subsidiary of LGCS Holdco and the former stockholders of LGCS will become stockholders of LGCS Holdco as a result of such LGCS restructuring merger, (ii) LGCS Holdco will cause LGCS to convert from a Delaware corporation to a Delaware limited liability company with the name Lookingglass Cyber Solutions, LLC, and (iii) LGCS Holdco will merge with and into Merger Sub, with Merger Sub surviving and continuing as a wholly-owned subsidiary of the Company (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, upon the consummation of the Merger (the “Closing” and the date of Closing, the “Closing Date”), the stockholders of LGCS Holdco shall become entitled to receive approximately 9.4 million shares of Company common stock (the “Closing Consideration”), subject to adjustment as provided in the Merger Agreement, which Closing Consideration shall be issued in three (3) or four (4) installments on the six (6)-month, twelve (12)-month and eighteen (18)-month anniversaries of the Closing Date and potentially a further payment on July 31, 2025. The 9.4 million shares includes up to 2 million earnout shares which will be eanred if LGCS achieves certain contract thresholds within a specified period of time or if a certain contract is renewed with a specified contract value within a specified period of time. Upon Closing, the Company will pay $9.5 million of LGCS indebtedness and will issue a subordinated convertible note (the “Convertible Note”) in the principal amount of approximately $3.3 million in satisfaction of certain additional LGCS indebtedness. The Convertible Note will have a maturity date of July 31, 2025, will be interest free the first 12 months, and bear interest at a rate of 6% per annum thereafter. Upon maturity of the Convertible Note, the Company shall be obligated to pay, and prior to maturity the Company may elect to prepay, the principal of and accrued interest on the Convertible Note by paying cash, by issuing shares of Company common stock, or by a combination of cash and shares. At any time beginning July 1, 2024, the Convertible Note shall become due if the volume-weighted average trading price of the Company’s common stock equals or exceeds $5.00 over a twenty (20)-trading day period. Any payments on the Convertible Note with shares of Company common stock will be valued based on a volume-weighted average trading price over a five (5)-trading day period. Approximately 1.4 million shares of Company common stock (subject to adjustment as provided in the Merger Agreement) will be withheld for a period of twelve months and be subject to indemnity claims by the Company and an additional 500,000 shares will be withheld until July 31, 2025 and be subject to certain indemnity claims by the Company.

Upon Closing, the Company will amend its senior loan agreement with Stifel Bank to borrow an additional $7.5 million under its current credit facility and extend the term of the loan to July 2025.

The Merger Agreement contains customary representations and warranties of LGCS and LGCS Holdco, on the one hand, and the Company and Merger Sub, on the other hand, relating to their respective businesses, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of LGCS and LGCS Holdco, including covenants relating to conducting their respective businesses in the ordinary course and to refrain from taking certain actions without the Company’s consent.

The completion of the Merger is subject to certain customary mutual conditions, including (i) the absence of any governmental order or law that makes consummation of the Merger illegal or otherwise prohibited, and (ii) LGCS and LGCS Holdco having received the requisite approvals from their stockholders. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality qualifiers) and the other party having performed in all material respects its obligations under the Merger Agreement.

The Merger Agreement contains customary termination rights for each of the Company and LGCS, including, among others, if the consummation of the Merger does not occur on or before the date that is 45 days from the date of the Merger Agreement.

LGCS is a greater than 5% beneficial owner of Company common stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or LGCS. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or LGCS or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 under the heading “Agreement and Plan of Merger” with respect to the shares of Company common stock to be issued pursuant to the Merger Agreement and with respect to the issuance of the Convertible Note is hereby incorporated by reference into this Item 3.02.

Each of (i) the shares of Company common stock to be issued pursuant to the Merger Agreement and (ii) the Convertible Note will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving a public offering.

Item 7.01 Regulation FD Disclosure.

On April 17, 2023, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 in this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*†

Agreement and Plan of Merger, dated as of April 14, 2023, by and among ZeroFox Holdings, Inc., LGCS Acquisition Holdco, LLC, LGCS Holdco, Inc., LGCS Merger Sub, Inc., Lookingglass Cyber Solutions, Inc., and Glenn Rieger, solely in his capacity as Stockholders’ Representative

99.1	Press Release issued by ZeroFox Holdings, Inc. on April 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

† Certain portions of this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally an unredacted copy of the Exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

zerofox holdings, inc.
Date: April 17, 2023	By:	/s/ Timothy S. Bender
Name: Timothy S. Bender Title: Chief Financial Officer